EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CIC AND VALYD SETTLE PATENT LITIGATION

Redwood Shores, CA, January 19, 2006 - (OTC BB: CICI) Communication Intelligence Corporation (“CIC” or the “Company”), a leading supplier of electronic signature solutions for business process automation in the financial industry and the recognized leader in biometric signature verification, announced today that it has entered into a Settlement Agreement with Valyd, Inc. The Settlement Agreement resolves all claims and counterclaims between the parties with respect to allegations set forth in the previously announced litigation without payment of damages by either party.

In February of 2005, Valyd, Inc. filed a complaint against the Company seeking a declaratory judgment that Valyd was not infringing certain of the Company’s patents, that such patents were invalid or unenforceable, that CIC was equitably estopped from asserting infringement of such patents against Valyd, Inc., that the Company had tortiously interfered with a contract between Valyd, Inc. and Interlink Electronics, Inc. by delivering an infringement notice to Interlink Electronics, Inc., and that the Company had engaged in unfair competition under California law. No specific monetary claim was set forth in the complaint. On March 3, 2005, the Company responded to the complaint, denying all allegations, and filing counterclaims against Valyd, Inc. The counterclaims asserted that Valyd, Inc. was infringing certain of the Company’s patents and asked for treble damages, alleging that the infringement was willful, deliberate and in conscious disregard of CIC’s rights. Prior to the Settlement Agreement Valyd, Inc. had withdrawn its allegation that certain of the Company’s patents were unenforceable.

“This settlement with Valyd confirms the strength of CIC’s IP position indicating a strong competitive advantage and a significant barrier to entry,” stated CIC’s Chairman & CEO, Guido DiGregorio. “This is the second time, in the last two years, that CIC successfully defended its intellectual property against the allegations that its patents are invalid or unenforceable. This should send a clear message to the industry regarding the validity and enforceability of our patents and that CIC is committed to the protection of its intellectual property rights.”

About CIC
Communication Intelligence Corporation (“CIC”) is a leading supplier of electronic signature solutions for business process automation in the Financial Industry and the recognized leader in biometric signature verification. CIC’s products enable companies to achieve truly paperless work flow in their eBusiness processes by enabling them with “The Power to Sign Online®” with multiple signature technologies across virtually all applications. Industry leaders such as AIG, Charles Schwab, Prudential, Nationwide (UK) and Wells Fargo chose CIC’s products for deployment. CIC sells directly to enterprises and through system integrators, channel partners and OEMs. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at http://www.cic.com.

Forward Looking Statement
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the Company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company’s business; (3) the Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

CIC, its logo and the Power to Sign Online are registered trademarks. All other trademarks and registered trademarks are the property of their respective holders.

Contact Information

CIC
Investor Relations Inquiries:
Chantal Eshghipour
650-802-7740
investorrelations@cic.com

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